UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2023

ARMATA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Washington	001-37544	91-1549568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4503 Glencoe Avenue Marina del Rey, California	90292
(Address of principal executive offices)	(Zip Code)

(310) 655-2928

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	ARMP	NYSE American

Item 1.01	Entry into a Material Definitive Agreement.

On July 11, 2023, Armata Pharmaceuticals, Inc. (the “Company”) announced in the press release furnished hereto as Exhibit 99.1 that it had entered into, as borrower, a credit and security agreement (the “Credit Agreement”) with Innoviva Strategic Opportunities LLC (“Innoviva”), a wholly owned subsidiary of Innoviva, Inc. (the “Parent”), a principal shareholder of the Company on July 10, 2023. The Credit Agreement provides for a secured term loan facility in an aggregate amount of $25 million (the “Loan”) at an interest rate of 14.0% per annum, and has a maturity date of January 10, 2025. Repayment of the Loan is guaranteed by the Company’s domestic subsidiaries, and the Loan is secured by substantially all of the assets of the Company and the subsidiary guarantors.

The Credit Agreement contains customary affirmative and negative covenants and representations and warranties, including financial reporting obligations and certain limitations on indebtedness, liens, investments, distributions (including dividends), collateral, investments, mergers or acquisitions and fundamental corporate changes. The Credit Agreement also includes customary events of default, including payment defaults, breaches of provisions under the loan documents, certain losses or impairment of collateral and related security interests, the occurrence of certain events that could reasonably be expected to have a “material adverse effect” as set forth in the Credit Agreement, certain bankruptcy or insolvency events, and a material deviation from the Company’s operating budget.

Concurrently with the execution of the Credit Agreement, the Company entered into an amendment to that certain secured convertible credit and security agreement (the “First Amendment to Convertible Credit Agreement”), dated January 10, 2023, by and among the Company, as borrower, Innoviva, as lender, and certain domestic subsidiaries and foreign material subsidiaries of the Company, as guarantors. Pursuant to the First Amendment to Convertible Credit Agreement, the parties agreed to, among other things, extend the maturity date from January 10, 2024, to January 10, 2025. In addition, the Company concurrently entered into an amendment (the “First Amendment to Second A&R Voting Agreement”) to its Second Amended and Restated Voting Agreement, dated as of February 9, 2022, by and among the Company, Innoviva and the Parent to extend the expiration date to the earlier of the fifth anniversary of the effective date, or February 9, 2027, and the date of receipt of approval by the U.S. Food and Drug Administration of any of the product candidates of the Company for marketing and commercial distribution.

The foregoing descriptions of the Credit Agreement, the First Amendment to Convertible Credit Agreement, and the First Amendment to Second A&R Voting Agreement are qualified in their entirety by the full text of such documents, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2023, the Company terminated Dr. Brian Varnum as its Chief Executive Officer, at which time he was deemed to have resigned from the Board pursuant to the terms of his offer letter.

On July 11, 2023, the Company announced that the Board of Directors (the “Board”) had appointed Dr. Deborah Birx, 67, to the position of Chief Executive Officer and as a member of the Board, in each case effective as of Mr. Varnum’s termination as Chief Executive Officer (the “Effective Date”).

Prior to her appointment as Chief Executive Officer of the Company, Dr. Birx resigned as a member of the Board of Directors of Innoviva, Inc. (“Innoviva”), the Company’s largest shareholder, a position she assumed in March 2021. Dr. Birx most recently served as the response coordinator of the White House Coronavirus Task Force, where she made recommendations to the vice president using data integration to drive decision making, as well as worked closely with state officials across the country to provide state-specific advice and guidance. In 2014, Dr. Birx became an Ambassador-at-Large, when she assumed the role of the Coordinator of the United States Government Activities to Combat HIV/AIDS and U.S. Special Representative for Global Health Diplomacy, a position she served in until January 2021. As the U.S. Global AIDS Coordinator, Dr. Birx oversaw the President’s Emergency Plan for AIDS Relief (PEPFAR), the largest commitment by any nation to combat a single disease in history, at the CDC as well as all U.S. Government engagement with the Global Fund to Fight AIDS, Tuberculosis and Malaria. From 2005 until 2014, Dr. Birx served successfully as the Director of CDC’s Division of Global HIV/AIDS (DGHA) in the CDC Center for Global Health. From 1996 until 2005, she served as the Director of the U.S. Military HIV Research Program (USMHRP) at the Walter Reed Army Institute of Research. During this time, she also rose to the rank of Colonel. Then known as Colonel Birx, she was awarded two prestigious U.S. Meritorious Service Medals and the Legion of Merit Award for her groundbreaking research, leadership and management skills during her tenure at the DoD. In 1985, Dr. Birx began her career with the Department of Defense (DoD) as a military trained clinician in immunology, focusing on HIV/AIDS vaccine research. Dr. Birx has published over 230 manuscripts in peer-reviewed journals, authored nearly a dozen chapters in scientific publications, as well as developed and patented vaccines. Dr. Birx currently serves as a member of the Board of Directors of Nanolive SA.

Dr. Birx received her medical degree from the Hershey School of Medicine, Pennsylvania State University in 1980 and her B.S. from Houghton College in 1976. Dr. Birx is board certified in internal medicine, allergy and immunology, and diagnostic and clinical laboratory immunology. Dr. Birx is a world renowned medical expert and leader whose long career has focused on clinical and basic immunology, infectious diseases, pandemic preparedness, vaccine research, and global health.

In connection with her appointment as Chief Executive Officer, the Company entered into an employment offer letter with Dr. Birx dated as of July 10, 2023 (the “Agreement”). The Agreement has no specified term, and Dr. Birx’s employment with the Company will be on an at-will basis.

The Agreement provides for an initial annual base salary of $525,000, with a target annual bonus opportunity equal to 50% of her base salary (pro-rated for the 2023 fiscal year). Subject to the approval of the Compensation Committee of the Board, Dr. Birx will be granted a stock option to purchase 400,000 shares of common stock of the Company pursuant to the Company’s 2016 Equity Incentive Plan (the “Plan”), with an exercise price that is no less than the fair market value of a share of common stock of the Company on the date of grant. Subject to her continued employment with the Company through each applicable vesting date, 25% of the option shares will vest on the first anniversary of the Effective Date and the remainder will vest in equal annual installments during the three-year period following the first anniversary of the Effective Date. She will also be eligible to participate in the benefit and expense reimbursement programs made available by the Company to its senior executives.

The Agreement provides that if the Company terminates Dr. Birx’s employment other than for “cause” (as defined in the Agreement), death or disability, or Dr. Birx terminates her employment for “good reason” (as defined in the Agreement), then she shall be entitled to the following severance benefits (the “Severance Benefits”):

(i)	continuation of her then-current base salary for (x) if such termination occurs on or prior to the date that is six (6) months following the Effective Date, a period of six months, (y) if such termination occurs on or following the date that is twelve months following the Effective Date, a period of twelve months, or (z) if such termination occurs between the date that is six months following the Effective Date and the date that is twelve months following the Effective Date, the number of full months that have elapsed from the Effective Date through the date of termination,

(ii)	a pro-rated annual incentive for the year of termination, based on actual performance results for the year of termination, and

(iii)	only if such termination occurs on or following a “change in control” (as defined in the Plan), and provided that she does not receive a written offer of continued employment as an executive officer, or service as member of the board of directors, of the surviving company (or its ultimate parent) following such change in control and vesting would continue during such continued employment or service, as applicable, then all of her then-outstanding and unvested equity awards that are subject exclusively to time-based vesting requirements shall accelerate in full.

In exchange for the Severance Benefits, Dr. Birx must (x) execute a separation agreement that includes a release of claims in favor of the Company and its affiliates, as well as post-termination non-disparagement, cooperation and other obligations requested by the Company, and (y) continue to comply with the terms of the Restrictive Covenant Agreement.

On July 10, 2023, Dr. Birx also executed and delivered to the Company the restrictive covenant agreement attached as an Exhibit to the Agreement (the “Restrictive Covenant Agreement”), which contains customary confidentiality, assignment of works, non-interference, non-disparagement and cooperation provisions.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

There are no arrangements or understandings between Dr. Birx and any other persons pursuant to which she was selected as Chief Executive Officer. There are also no family relationships between Dr. Birx and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company and Dr. Varnum are in the process of negotiating the material terms of Dr. Varnum’s separation and release agreement and intend to enter into such agreement as soon as practicable. The separation and release agreement will be filed as an exhibit to a subsequent current report on Form 8-K.

Item 8.01	Other Events.

In the Company’s current report on Form 8-K filed on June 27, 2023, the Company disclosed that it had set August 29, 2023 as the date for its 2023 annual meeting of shareholders (the “Annual Meeting”). Because of the intervening transition in the Company’s Chief Executive Officer disclosed in Item 5.02, the Company has reset the date for its Annual Meeting as September 14, 2023. The Annual Meeting will be held at our principal executive offices at 5005 McConnell Avenue, Los Angeles, California 90066 at 8:30 a.m. local time. There has been no change in the record date of the Annual Meeting and, accordingly, Armata’s stockholders of record at the close of business on July 10, 2023, will be entitled to notice of the Annual Meeting and to vote upon matters considered at the Annual Meeting.

Because the date of the Annual Meeting represents a change of more than 30 days from the anniversary of Armata’s 2022 annual meeting of stockholders, Armata has set new deadlines for (i) the receipt of stockholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), for inclusion in Armata’s proxy materials for the Annual Meeting (“Rule 14a-8 Deadline”) and (ii) the receipt of stockholder proposals and director nominations submitted pursuant to Article II, Section 2.6 of Armata’s Amended and Restated Bylaws for consideration at the Annual Meeting (“Advance Notice Bylaws Provision Deadline”). The Rule 14a-8 Deadline is 5:00 p.m. (Eastern Time) on Monday, July 21, 2023, which Armata has determined to be a reasonable period of time before it expects to begin to print and send its proxy materials. The Advance Notice Bylaws Provision Deadline is 5:00 p.m. (Eastern Time) on Monday, July 21, 2023. Stockholder proposals and director nominations should be submitted in writing and must be received by the Corporate Secretary at Armata’s current principal executive offices at Armata Pharmaceuticals, Inc., 4503 Glencoe Avenue, Marina del Ray, California 90292, by the Rule 14a-8 Deadline or the Advance Notice Bylaws Provision Deadline, as applicable, in order to be considered timely.

Stockholder proposals submitted in accordance with Rule 14a-8 of the Exchange Act must also comply with the remaining requirements of Rule 14a-8 of the Exchange Act in order to be considered for inclusion in the proxy materials for the Annual Meeting.

Stockholder proposals and nominations submitted pursuant to Armata’s advance notice bylaw provisions must also comply with the advance notice provisions contained in Armata’s Amended and Restated Bylaws and may be omitted if not in compliance with applicable requirements. Stockholders are urged to read the complete text of such advance notice provisions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Credit and Security Agreement, dated July 10, 2023.
10.2	First Amendment to Secured Convertible Credit and Security Agreement.
10.3	First Amendment to Second A&R Voting Agreement.
10.4	Letter Agreement, dated July 10, 2023, by and between the Company and Deborah Birx.
99.1	Press Release, dated July 11, 2023.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2023	Armata Pharmaceuticals, Inc.

	By:	/s/ Julianne Averill
	Name:	Julianne Averill
	Title:	Chief Financial Officer